UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 30, 2009

Date of Report (date of earliest event reported)

East West Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4703316
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

Commission file number 000-24939

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101

(Address of principal executive offices including zip code)

(626) 768-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 30, 2009, East West Bancorp, Inc. (the “Company”) appointed Julia S. Gouw as President and Chief Operating Officer of East West Bank, the Company’s wholly owned banking subsidiary (the “Bank”). Ms. Gouw, age 49, served as Executive Vice President and Chief Financial Officer of the Company and the Bank from 1994 until April 2008. In April 2008, she became the Vice Chairman of the Board of Directors of the Company and the Bank and the Chief Risk Officer of the Bank. Ms. Gouw retired from her position as Chief Risk Officer of the Bank at the end of 2008. She will continue to serve as Vice Chairman of the Board of Directors of the Company and the Bank.

Neither the Company nor the Bank has entered into a contractual agreement with Ms. Gouw in connection with this appointment. Ms. Gouw has not had any relationships with the Company or the Bank requiring disclosure under Item 404 of Regulation S-K.

A press release announcing Ms. Gouw’s appointment, which was issued on December 1, 2009, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated December 1, 2009, issued by East West Bancorp, Inc. announcing the appointment of Julia Gouw as President and Chief Operating Officer of East West Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 4, 2009	EAST WEST BANCORP, INC. (Registrant)

	By:	/s/ Douglas P. Krause
		Name:	Douglas P. Krause
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

99.1	Press Release, dated December 1, 2009, issued by East West Bancorp, Inc. announcing the appointment of Julia Gouw as President and Chief Operating Officer of East West Bank.